UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: October 31, 2013
_____________

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure
As previously reported, on November 29, 2011, AMR Corporation (the "Company"), its principal subsidiary, American Airlines, Inc. ("American") and certain of the Company's other direct and indirect domestic subsidiaries (collectively, the "Debtors"), filed voluntary petitions for relief (the "Chapter 11 Cases") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").
On October 31, 2013, the Debtors filed their monthly operating report for the month ended September 30, 2013 (the "Monthly Operating Report") with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This current report (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.
Limitation on Incorporation by Reference
In accordance with General Instruction B.2 of Form 8-K, the information with respect to the Debtors in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Statement Regarding Financial and Operating Data
The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. No assurance can be given as to the value that ultimately may be ascribed to the Debtors' various prepetition liabilities and other securities. The Company cannot predict what the ultimate value of any of its or the other Debtors' securities may be. Accordingly, the Company urges that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Debtor claims. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee of the Southern District of New York and the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws and regulations and is subject to future adjustment and reconciliation. Therefore, the Monthly Operating Report does not necessarily contain all information required in filings pursuant to the Exchange Act, or may present such information differently from such requirements. There can be no assurance that, from the perspective of an investor or potential investor in the Debtors' securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company's reports pursuant to the Exchange Act, and such information might not be indicative of the Company's financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.
Cautionary Statement Regarding Forward-Looking Statements
This current report on Form 8-K and the exhibits hereto contain forward-looking statements or information. These forward-looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "project," "could," "should," "would," "continue," "seek," "target," "guidance," "outlook," "forecast," "if current trends continue," "optimistic," and other similar words. Actual results may differ materially from the results suggested by the statements and information contained herein, for a number of reasons, including, but not limited to, risks related to the Agreement and Plan of Merger, as amended, executed as of February 13, 2013, among the Company, AMR Merger Sub, Inc. and US Airways Group, Inc., including fulfillment of conditions and receipt of consents and approvals required thereby, the lawsuit brought by the U.S. Department of Justice seeking to enjoin the merger of the Company and US Airways Group, Inc., the Company's ability to secure financing for all of its scheduled aircraft deliveries, the impact of the restructuring of the Company and certain of its U.S. subsidiaries, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and related interest rates, the potential impact of volatile fuel prices, impairments and restructuring charges, and the potential impact of labor unrest. Because of the Company's restructuring, there can be no assurance as to the future value of the

Company's or any of its subsidiaries' securities, including the Company's common stock. Accordingly, the Company urges that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other claims. Readers are referred to the documents filed by the Company and American Airlines, Inc. with the Securities and Exchange Commission, including the Company's Form 10-Q for the period ended September 30, 2013, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this current report on Form 8-K and the exhibit hereto. The Company disclaims any obligation to update any forward-looking statement or information.
Item 9.01.      Financial Statements and Exhibits
Exhibit Number                Description

99.1	Monthly Operating Report for the month ended September 30, 2013, filed with the United States Bankruptcy Court for the Southern District of New York.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: October 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: October 31, 2013

4

EXHIBIT INDEX

Exhibit	Description
99.1	Monthly Operating Report for the month ended September 30, 2013, filed with the United States Bankruptcy Court for the Southern District of New York.

5

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11

In re:                                    Case No. 11-15463-SHL
AMR Corporation, et al.                         (jointly administered)
Debtors

MONTHLY OPERATING REPORT
FOR THE MONTH ENDED SEPTEMBER 30, 2013

DEBTORS' ADDRESS:
AMR Corporation
4333 Amon Carter Blvd.
Fort Worth, Texas 76155

DEBTORS' ATTORNEYS:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

DISBURSEMENTS (IN THOUSANDS):                            $ 3,872,749
FOR THE MONTH ENDED SEPTEMBER 30, 2013

CONSOLIDATED NET INCOME (IN MILLIONS):                        $ (75)
FOR THE MONTH ENDED SEPTEMBER 30, 2013

REPORT PREPARER:    AMR CORPORATION

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate, and truthful to the best of my knowledge.

/s/ Isabella D. Goren
Isabella D. Goren
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

1

AMR CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	7

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2013
(Unaudited) (In millions)

Assets
Current Assets
Cash	$717
Short-term investments	6,046
Restricted cash and short-term investments	935
Receivables, net	1,340
Inventories, net	681
Fuel derivative contracts	58
Other current assets	464
Total current assets	10,241

Equipment and Property
Flight equipment, net	10,445
Other equipment and property, net	2,071
Purchase deposits for flight equipment	709
13,225

Equipment and Property Under Capital Leases
Flight equipment, net	191
Other equipment and property, net	56
247

International slots and route authorities	710
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	143
Other assets	2,214
$26,780
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2013
(Unaudited) (In millions)

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$1,307
Accrued liabilities	2,139
Air traffic liability	5,293
Current maturities of long-term debt	1,335
Current obligations under capital leases	24
Total current liabilities	10,098

Long-term debt, less current maturities	8,863
Obligations under capital leases, less current obligations	345
Pension and postretirement benefits	6,641
Other liabilities, deferred gains and deferred credits	1,866

Liabilities Subject to Compromise (Note 2)	6,889

Stockholders' Equity (Deficit)
Preferred stock	—
Common stock	342
Additional paid-in capital	4,488
Treasury stock	(367)
Accumulated other comprehensive income (loss)	(3,090)
Accumulated deficit	(9,295)
(7,922)
$26,780
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONSOLIDATED STATEMENT OF OPERATIONS
MONTH ENDED SEPTEMBER 30, 2013
(Unaudited) (In millions, except per share amounts)

Revenues
Passenger - American Airlines	$1,512
- Regional Affiliates	234
Cargo	54
Other revenues	204
Total operating revenues	2,004

Expenses
Aircraft fuel	708
Wages, salaries and benefits	477
Other rentals and landing fees	105
Maintenance, materials and repairs	120
Depreciation and amortization	78
Commissions, booking fees and credit card expense	81
Aircraft rentals	60
Food service	47
Special charges and merger related	9
Other operating expenses	257
Total operating expenses	1,942

Operating Income (Loss)	62

Other Income (Expense)
Interest income	2
Interest expense	(60)
Interest capitalized	3
Miscellaneous - net	(29)
(84)

Income (Loss) Before Reorganization Items	(22)

Reorganization Items, Net (Note 2)	(53)

Income (Loss) Before Income Taxes	(75)
Income tax (benefit)	—
Net Income (Loss)	$(75)

Earnings (Loss) Per Share
Basic	$(0.22)

Diluted	$(0.22)

Weighted Average Shares Used in Computation
Basic	335,618,578

Diluted	335,618,578

The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
MONTH ENDED SEPTEMBER 30, 2013
(Unaudited) (In millions)

Net Cash Provided by (Used for) Operating Activities	$204

Cash Flow from Investing Activities:
Capital expenditures, including aircraft lease deposits	(132)
Disposal of equipment and property	—
Net (increase) decrease in short-term investments	(509)
Net cash used for investing activities	(641)

Cash Flow from Financing Activities:
Payments on long-term debt and capital lease obligations	(1,019)
Proceeds from:
Issuance of debt	1,408
Sale leaseback transactions	121
Other	1
Net cash provided by financing activities	511

Net increase (decrease) in cash	74
Cash at beginning of period	643

Cash at end of period	$717
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1.Summary of Accounting Policies
Basis of Presentation
On November 29, 2011 (the "Petition Date"), AMR Corporation ("AMR" or the "Company"), its principal subsidiary, American Airlines, Inc. ("American") and certain of the Company's other direct and indirect domestic subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief (the "Chapter 11 Cases") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Chapter 11 Cases are being jointly administered under the caption "In re AMR Corporation, et al., Case No. 11-15463-SHL."
The Company and the other Debtors are operating as "debtors in possession" under the jurisdiction of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. In general, as debtors in possession under the Bankruptcy Code, we are authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. The Bankruptcy Code enables the Company to continue to operate its business without interruption, and the Bankruptcy Court has granted additional relief covering, among other things, obligations to (i) employees, (ii) taxing authorities, (iii) insurance providers, (iv) independent contractors for improvement projects, (v) foreign vendors, (vi) other airlines pursuant to certain interline agreements, and (vii) certain vendors deemed critical to the Debtors' operations.
While operating as debtors in possession under Chapter 11 of the Bankruptcy Code, the Debtors may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business. On June 5, 2013, the Debtors filed their Second Amended Joint Chapter 11 Plan (as may be amended or supplemented, the "Plan") and Disclosure Statement for the Plan (as may be amended or supplemented, the "Disclosure Statement"). On August 14, 2013, the Debtors filed technical amendments to the Plan. The Plan contains provisions for the treatment of equity interests in and prepetition claims against the Company and the other Debtors. See Note 2 to the Condensed Consolidated Financial Statements for further information on the Plan.
On October 21, 2013, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Plan. A condition precedent to the Plan becoming effective, however, is a satisfactory resolution of the lawsuit filed by the Department of Justice ("DOJ") and certain states against the Company and US Airways Group, Inc., in the United States District Court for the District of Columbia, Case 1:13-cv-01236 (the "DOJ Action") (see "Merger Agreement" under Note 2) and consummation of the Merger (as defined in Note 2 under "Merger Agreement"). The ultimate resolution of the DOJ Action is uncertain and accordingly whether or not the Merger and the effectiveness of the Plan will occur cannot be predicted at this time.
In the event that a settlement is reached in the DOJ Action, the Company would be required to seek the Bankruptcy Court's approval of such settlement, which may involve a determination of whether any additional notice or re-solicitation of previous acceptances or rejections of the Plan are necessary.
There can be no assurance that the Plan will be implemented successfully.
This Monthly Operating Report ("MOR") was prepared on a consolidated basis for the Company and its direct and indirect subsidiaries, including the subsidiary Debtors and other subsidiaries that did not file voluntary petitions for relief under Chapter 11. This MOR is unaudited, is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements for Chapter 11 debtors as required by the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") and the Bankruptcy Court. This MOR does not include all the information and footnotes required by generally accepted accounting principles ("GAAP") for complete financial statements. Therefore, there can be no assurance that the consolidated financial information presented herein is complete and readers are strongly cautioned not to place undue reliance on this MOR. This MOR should be read in conjunction with the Debtors' previously filed MORs and the financial statements and accompanying notes in the Company's and American's annual and quarterly reports, as amended, that are filed with the United States Securities and Exchange Commission (the "SEC").
In accordance with GAAP, the Debtors have applied ASC 852 "Reorganizations" ("ASC 852") in preparing the Condensed Consolidated Financial Statements. ASC 852 requires that the financial statements, for periods subsequent to the Chapter 11 Cases, distinguish transactions and events that are directly associated with the reorganization from

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

the ongoing operations of the business. Accordingly, certain revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases are recorded in reorganization items, net on the accompanying Consolidated Statement of Operations. In addition, prepetition obligations that may be impacted by the Chapter 11 reorganization process have been classified on the Condensed Consolidated Balance Sheet in liabilities subject to compromise. These liabilities are reported at the amounts expected to be allowed by the Bankruptcy Court, even if they may be settled for lesser amounts (see Note 2).These Condensed Consolidated Financial Statements have also been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. Accordingly, the Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Debtors be unable to continue as a going concern.
The accompanying Condensed Consolidated Financial Statements do not purport to reflect or provide for the consequences of the Chapter 11 Cases, other than as set forth under “liabilities subject to compromise” on the accompanying Condensed Consolidated Balance Sheet and "income (loss) before reorganization items" and "reorganization items, net" on the accompanying Consolidated Statement of Operations (see Note 2). In particular, the financial statements do not purport to show (1) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (2) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (3) as to shareowners' equity accounts, the effect of any changes that may be made to the Debtors' capitalization; or (4) as to operations, the effect of any changes that may be made to the Debtors' business, including, without limitation, as a result of the Merger.
Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year. The Condensed Consolidated Financial Statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries (both Debtor and non-Debtor), including (i) its principal subsidiary American and (ii) its regional airline subsidiary, AMR Eagle Holding Corporation and its primary subsidiaries, American Eagle Airlines, Inc. and Executive Airlines, Inc. (collectively, "AMR Eagle"). The Condensed Consolidated Financial Statements also include the accounts of variable interest entities for which the Company is the primary beneficiary. For further information, refer to the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K filed with the SEC on February 20, 2013, as amended by the Form 10-K/A filed on April 16, 2013 ("2012 Form 10-K"), including the Summary of Significant Accounting Policies which appears as Note 2 in the 2012 Form 10-K. Notwithstanding any indications of value that may be contained in the Plan, no assurance can be given as to the ultimate value that may be ascribed to the Debtors' various prepetition liabilities and other securities. The Company cannot predict what the ultimate value of any of its or the other Debtors' securities may be. Trading in the Company's common stock and certain debt securities on the New York Stock Exchange ("NYSE") was suspended on January 5, 2012, and the Company's common stock and such debt securities were delisted by the SEC from the NYSE on January 30, 2012. On January 5, 2012, the Company's common stock began trading under the symbol "AAMRQ" on the OTCQB marketplace, operated by OTC Markets Group (www.otcmarkets.com). Additional information about the Chapter 11 Cases is available on the Internet at aa.com/restructuring. Court filings and claims information are available at amrcaseinfo.com.

2.Chapter 11 Proceedings and Reorganization Update for the Reporting Period
General Information
Notices to Creditors; Effect of Automatic Stay. The Debtors have notified all known current or potential creditors that the Chapter 11 Cases were filed. Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors' Chapter 11 Cases automatically enjoined, or stayed, the continuation of most judicial or administrative proceedings or filing of other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date. Thus, for example, most creditor actions to obtain possession of property from the Debtors, or to create, perfect or enforce any lien against the property of the Debtors, or to collect on monies owed or otherwise exercise rights or remedies with respect to a prepetition claim, are enjoined unless and until the Bankruptcy Court lifts the automatic stay as to any such claim. Vendors are being paid for goods furnished and services provided after the Petition Date in the ordinary course of business.
Appointment of Creditors' Committee. On December 5, 2011, the U.S. Trustee appointed the Official Committee of Unsecured Creditors ("Creditors' Committee") for the Chapter 11 Cases.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Rejection of Executory Contracts. Under section 365 and other relevant sections of the Bankruptcy Code, the Debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including, without limitation, agreements relating to aircraft and aircraft engines (collectively, "Aircraft Property") and leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions. As of September 30, 2013, the Bankruptcy Court had entered orders granting the Debtors' motions to assume 554, assume and assign one, terminate one, and reject 12 unexpired leases of non-residential real property and had entered various orders extending, by the Debtors' agreement with certain landlords, the date by which the Debtors must assume or reject an additional three unexpired leases of non-residential real property. With respect to certain agreements between American and the City of Chicago, American and the City of Chicago entered into a stipulated order, which provided for the assumption of such agreements as of the effective date of the Plan. The stipulated order also provides that if the effective date of the Plan has not occurred by January 31, 2014, the parties are free to extend such deadline with the approval of the Bankruptcy Court or to renegotiate the terms of the order assuming such agreements.
In general, rejection of an executory contract or unexpired lease is treated as a prepetition breach of the executory contract or unexpired lease in question and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease but entitles the contract counterparty or lessor to a prepetition general unsecured claim for damages caused by such deemed breach. Counterparties to such rejected contracts or leases have the right to file claims against the Debtors' estate for such damages. Generally, the assumption of an executory contract or unexpired lease requires the Debtors to cure existing defaults under such executory contract or unexpired lease.
Any description of an executory contract or unexpired lease elsewhere in these Notes or in the report to which these Notes are attached, including where applicable the Debtors' express termination rights or a quantification of their obligations, must be read in conjunction with, and is qualified by, any rights the Debtors or counterparties have under section 365 of the Bankruptcy Code.
The Debtors expect that liabilities subject to compromise and resolution in the Chapter 11 Cases will arise in the future as a result of damage claims created by the Debtors' rejection of various executory contracts and unexpired leases. Due to the uncertain nature of many of the potential rejection claims, the magnitude of such claims is not reasonably estimable at this time. Such claims may be material (see "Liabilities Subject to Compromise" below).
Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment. Notwithstanding the general discussion above of the impact of the automatic stay, under section 1110 of the Bankruptcy Code, beginning 60 days after filing a petition under Chapter 11, certain secured parties, lessors and conditional sales vendors may have a right to take possession of certain qualifying Aircraft Property that is leased or subject to a security interest or conditional sale contract, unless the Debtors, subject to approval by the Bankruptcy Court, agree to perform under the applicable agreement, and cure any defaults as provided in section 1110 (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code). Taking such action does not preclude the Debtors from later rejecting the applicable lease or abandoning the Aircraft Property subject to the related security agreement, or from later seeking to renegotiate the terms of the related financing.
The Debtors may extend the 60-day period by agreement of the relevant financing party, with Bankruptcy Court approval. In the absence of an agreement or cure as described above or such an extension, the financing party may take possession of the Aircraft Property and enforce its contractual rights or remedies to sell, lease or otherwise retain or dispose of such equipment.
The 60-day period under section 1110 in the Chapter 11 Cases expired on January 27, 2012. In accordance with the Bankruptcy Court's Order Authorizing the Debtors to (i) Enter into Agreements Under Section 1110(a) of the Bankruptcy Code, (ii) Enter into Stipulations to Extend the Time to Comply with Section 1110 of the Bankruptcy Code and (iii) File Redacted Section 1110(b) Stipulations, dated December 23, 2011, the Debtors have entered into agreements to extend the automatic stay or agreed to perform and cure defaults under financing agreements with respect to certain aircraft in their fleet and other Aircraft Property. The Debtors have reached agreement on revised terms with respect to substantially all of the aircraft for which the Debtors expect to negotiate revised terms.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Magnitude of Potential Claims. On February 27, 2012, the Debtors filed with the Bankruptcy Court schedules and statements of financial affairs setting forth, among other things, the assets and liabilities of the Debtors, subject to the assumptions filed in connection therewith. All of the schedules are subject to further amendment or modification.
Bankruptcy Rule 3003(c)(3) requires the Bankruptcy Court to fix the time within which proofs of claim must be filed in a Chapter 11 case pursuant to section 501 of the Bankruptcy Code. This Bankruptcy Rule also provides that any creditor who asserts a claim against the Debtors that arose prior to the Petition Date and whose claim (i) is not listed on the Debtors' schedules or (ii) is listed on the schedules as disputed, contingent, or unliquidated, must file a proof of claim. On May 4, 2012, the Bankruptcy Court entered an order that established July 16, 2012 at 5:00 p.m. (Eastern Time) as the deadline to file proofs of claim against any Debtor. More information regarding the filing of proofs of claim can be obtained at www.amrcaseinfo.com. Information on this website is not incorporated into or otherwise made a part of this report.
Differences between amounts scheduled by the Debtors and claims by creditors will be investigated and resolved in connection with the claims resolution process. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known, nor can the ultimate recovery with respect to allowed claims be presently ascertained.
Collective Bargaining Agreements. Section 1113(c) of the Bankruptcy Code provides a process for the modification and/or rejection of collective bargaining agreements ("CBAs"). Through this process, American was able to achieve new CBAs with each of its unions ("TWU", "APFA" and "APA"), covering nine unionized work groups.
In September 2012, the Bankruptcy Court authorized American to reject its pilot CBA, and thereafter American began implementing certain terms and conditions of employment for pilots. American and the APA continued to negotiate in good faith toward a new pilot agreement, and those negotiations resulted in a new pilot CBA that was approved by the Bankruptcy Court on December 19, 2012. A small group of American pilots is appealing the Bankruptcy Court's decisions granting American's request to reject the pilot CBA and approving the new pilot CBA, and those appeals are pending in the U.S. District Court for the Southern District of New York.
American Eagle Airlines, Inc. ("AMR Eagle") also engaged in the Section 1113(c) process with its unions, and ultimately achieved new CBAs with its unions, including AFA, ALPA and all four TWU-represented work groups.
In addition, American's pilots, flight attendants, and ground employee unions and the US Airways, Inc. pilots union have agreed to new terms for CBAs, effective upon the closing of the Merger (see below for further information in the section entitled "Merger Agreement"). Separately, US Airways entered into a new CBA with the Association of Flight Attendants-CWA (the "AFA") that includes support for the Merger. American's unions representing pilots and flight attendants are working with their counterparts at US Airways, Inc. to determine representation and single agreement protocols to be used to integrate the pilots and flight attendants workforces after the Merger. The TWU reached agreement with its counterpart at US Airways (the International Association of Machinists and Aerospace Workers ("IAM")) to jointly represent three groups of ground employees (Mechanic and Related, Fleet Service and Stores) following the Merger (subject to certification by the National Mediation Board), and on a process for integrating these workgroups, and one other, following the Merger.
Filing of Plan of Reorganization, Disclosure Statement and Form S-4
On April 15, 2013, the Company and other Debtors initially filed with the Bankruptcy Court the Plan and related Disclosure Statement, which contemplate that the Debtors will emerge from Chapter 11 and AMR and AMR Merger Sub, Inc. will engage in the Merger (see the section entitled "Merger Agreement" below). The Plan addresses various subjects with respect to the Debtors, including the resolution of pre-petition obligations as well as the capital structure and corporate governance after exit from the Chapter 11 Cases. The Plan further provides that, upon the effectiveness of the Plan and the Merger, which is anticipated to occur contemporaneously, all shares of existing AMR common stock and other equity interests in AMR will be canceled and any rights with respect thereto will cease to exist, subject to the right to receive distributions pursuant to the Plan.
Generally, for purposes of the Plan, all 20 Debtors will be "substantively consolidated" into three nodes, consisting of: (i) AMR Debtors, (ii) American Debtors, and (iii) Eagle Debtors. As among the AMR Debtors, the American Debtors, and the Eagle Debtors, the Plan will separately classify creditor claims. However, pursuant to the compromises

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

incorporated into the Plan relating to certain inter-creditor issues and the treatment of intercompany claims among the Debtors, general unsecured claims of similar rank and priority will be treated the same under the Plan regardless of the Debtor against which such claim was filed.
The Plan contains provisions related to the treatment of prepetition unsecured claims against the Debtors and equity interests in AMR as described below under "Description of Plan of Reorganization."
On April 15, 2013, the Company filed a Form S-4 registration statement (the "Form S-4 Registration Statement") with the SEC to register the shares of common stock of AMR, which following the Merger will be renamed American Airlines Group Inc. (herein, the "AAG Common Stock"), to be issued to stockholders of US Airways Group, Inc. ("US Airways Group") as consideration in the Merger in exchange for their US Airways Group common stock. The SEC declared the Form S-4 Registration Statement, as amended, effective on June 10, 2013. The stockholders of US Airways Group voted to approve the Merger on July 12, 2013. The AAG Common Stock cannot be issued to US Airways Group stockholders until the Plan and Merger are consummated.
On June 7, 2013, the Bankruptcy Court entered the order approving the Disclosure Statement and authorized the Debtors to solicit votes on the Plan from eligible creditors and stockholders. On July 19, 2013, the Company and the other Debtors filed the "Plan Supplement", which contains certain documents that are part of the Plan. On August 1, 2013, the Plan was accepted by each class of creditors and AMR equity interest holders entitled to vote on the Plan.
On October 21, 2013, the Bankruptcy Court entered the Confirmation Order. A condition precedent to the Plan becoming effective, however, is a satisfactory resolution of the DOJ Action and consummation of the Merger. The ultimate resolution of the DOJ Action is uncertain and accordingly whether or not the Merger and the effectiveness of the Plan will occur cannot be predicted at this time.
In the event that a settlement is reached in the DOJ Action, the Company would be required to seek the Bankruptcy Court's approval of such settlement, which may involve a determination of whether any additional notice or re-solicitation of previous acceptances or rejections of the Plan are necessary.
There can be no assurance that the Plan will be implemented successfully.
Availability and Utilization of Net Operating Losses. A discussion of the potential impact of the Plan on the availability and utilization of net operating losses (and alternative minimum tax credits) after the Debtors' emergence from Chapter 11 is contained in the Disclosure Statement. As described therein, the Debtors reasonably anticipate taking advantage of the special bankruptcy rule in section 382(l)(5) of the U.S. Internal Revenue Code, which generally applies to an ownership change in bankruptcy that involves the retention or receipt of at least half of the stock of the reorganized debtor by its shareholders and/or qualified creditors.
On April 11, 2013, the Bankruptcy Court issued a Revised Final Order Establishing Notification Procedures for Substantial Claimholders and Equity Security Holders and Approving Restrictions on Certain Transfers of Interests in the Debtors' Estates (the "Revised Order"), which restricts trading in the Company's common stock and establishes certain procedures and potential restrictions with respect to the transfer of claims (the "Revised Procedures"). The order is intended to prevent, or otherwise institute procedures and notification requirements with respect to, certain transfers of AMR common stock and unsecured claims against the Debtors that could impair the ability of the Debtors to use their net operating loss carryovers and certain other tax attributes on a reorganized basis.
In accordance with the Revised Procedures, an initial date was established by which holders of unsecured claims (or in certain cases, group of holders) that beneficially owned in excess of a threshold amount as of May 24, 2013 were required to file a Notice of Substantial Claim Ownership. The reporting deadline was May 31, 2013, and the threshold amount was $190 million of unsecured claims or such lesser amount as set forth in the proposed Disclosure Statement. The Disclosure Statement established in accordance with the Revised Procedures a second (final) date by which holders of unsecured claims (or in certain cases, group of holders) that beneficially owned in excess of a threshold amount as of July 1, 2013 were required to file a Notice of Substantial Claim Ownership (regardless of whether such holder(s) filed a Notice as of the first reporting deadline). The final reporting deadline was July 8, 2013. The threshold amount was $190 million of unsecured claims or such lesser amount as set forth in the approved Disclosure Statement, namely such lesser amount which, when added to certain specified interests, including stock, in AMR or US Airways Group, would result in such holder holding the "Applicable Percentage," generally 4.5 percent, of the reorganized Debtors. In

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

connection with the filing of a Notice of Substantial Claim Ownership, a holder was required to indicate if it agreed to refrain from acquiring additional AMR and US Airways Group common stock and such other specified interests until after the effective date of the Debtors' Chapter 11 plan of reorganization, and to dispose of any such interests acquired since February 22, 2013 if directed to do so pursuant to the Revised Order. Based, in part, on the Notices of Substantial Claim Ownership received, the Debtors evaluated whether it will be necessary for them to seek an order in accordance with the "sell-down" procedures of the Revised Order, potentially requiring any "Substantial Claimholder" to sell down a portion of its unsecured claims to reasonably ensure that the requirements of section 382(l)(5) will be satisfied. No such order has been sought.
After July 1, 2013, any acquisition of unsecured claims by a Substantial Claimholder or a person (or in certain cases, group of persons) that would become a Substantial Claimholder as a result of the contemplated transaction is not permitted unless the potential transferee files a Claims Acquisition Request at least 10 business days prior to the proposed transfer date and receives written approval from the Debtors.
The Revised Procedures did not alter the procedures applicable with respect to "Substantial Equityholders," namely persons who are, or as a result of a transaction would become, the beneficial owner of approximately 4.5 percent of the outstanding shares of the Company's common stock.
Any acquisition, disposition, or other transfer of equity or claims in violation of the restrictions set forth in the Revised Order will be null and void ab initio and/or subject to sanctions as an act in violation of the automatic stay under sections 105(a) and 362 of the Bankruptcy Code. A further explanation of the Revised Procedures is contained in the Disclosure Statement.
Liabilities Subject to Compromise
The following table summarizes the components of liabilities subject to compromise included on the Consolidated Balance Sheet as of September 30, 2013 (in millions):

Long-term debt	$1,130
Estimated allowed claims on aircraft lease and debt obligations and facility lease and bond obligations	4,151
Pension and postretirement benefits	1,201
Accounts payable and other accrued liabilities	419
Other	(12)
Total liabilities subject to compromise	$6,889
Liabilities subject to compromise refers to prepetition obligations which may be impacted by the Chapter 11 reorganization process. These amounts represent the Debtors' current estimate of known or potential prepetition obligations to be resolved in connection with the Chapter 11 Cases.
In accordance with ASC 852, substantially all of the Company's unsecured debt has been classified as liabilities subject to compromise. Additionally, certain of the Company's undersecured debt instruments have also been classified as liabilities subject to compromise.
As a result of the modifications to retirement benefits as discussed below, a portion of the pension and postretirement benefits liability, primarily relating to retiree medical and other benefits, was classified as liabilities subject to compromise.
Differences between liabilities the Debtors have estimated and the claims filed, or to be filed, will be investigated and resolved in connection with the claims resolution process. The Company will continue to evaluate these liabilities throughout the Chapter 11 Cases and adjust amounts as necessary. Such adjustments may be material. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Reorganization Items, net
Reorganization items refer to revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases. The following table summarizes the components included in reorganization items, net on the Consolidated Statement of Operations for the month ended September 30, 2013 (in millions):

Aircraft and facility financing renegotiations and rejections (1) (2)	$15
Professional fees	11
Other	27
Total reorganization items, net	$53

(1)
Amounts include allowed claims (claims approved by the Bankruptcy Court) and estimated allowed claims relating to the rejection or modification of financings related to aircraft. The Debtors record an estimated claim associated with the rejection or modification of a financing when the applicable motion is filed with the Bankruptcy Court to reject or modify such financing and the Debtors believe that it is probable the motion will be approved, and there is sufficient information to estimate the claim. See above, "Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment," for further information.

(2)
Amounts include allowed claims (claims approved by the Bankruptcy Court) and estimated allowed claims relating to entry of orders treating as unsecured claims with respect to facility agreements supporting certain issuances of special facility revenue bonds. The Debtors record an estimated claim associated with the treatment of claims with respect to facility agreements when the applicable motion is filed with the Bankruptcy Court and the Debtors believe that it is probable that the motion will be approved, and there is sufficient information to estimate the claim. See above, "Rejection of Executory Contracts," for further information.

Claims related to reorganization items are reflected in liabilities subject to compromise on the Condensed Consolidated Balance Sheet as of September 30, 2013.
Interest Expense
In accordance with ASC 852, the Debtors record interest expense only to the extent (1) interest will be paid during the Chapter 11 Cases or (2) it is probable that the Bankruptcy Court will allow a claim in respect of such interest. Interest expense recorded on the Consolidated Statements of Operations totaled $60 million for the month ended September 30, 2013. Contractual interest expense (including interest expense that is associated with obligations in liabilities subject to compromise) during this period totaled $62 million.
Insurance
Premiums to date for all insurance policies, including workers' compensation and disability insurance, have been paid in accordance with each respective policy's payment terms. No payments are past due.
Restricted Cash and Short-term Investments
The Company has restricted cash and short-term investments related primarily to collateral held to support projected workers' compensation obligations and funds held for certain tax obligations.
Recent Modifications to Pension and Other Post-Employment Benefits
The Company's defined benefit pension plans were frozen effective November 1, 2012. Eligible employees began to receive a replacement benefit under the $uper $aver 401(k) Plan on November 1, 2012.
In December 2012, the Pilot A Plan, a defined benefit plan, was amended to remove the lump-sum option and the installment option forms of benefit effective December 31, 2012. A small group of American pilots is appealing the Bankruptcy Court's decision authorizing American to eliminate the lump sum option and installment option forms of

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

benefit. This is the same group of pilots that is appealing the Bankruptcy Court's decisions authorizing American to reject the pilot CBA and approving the new pilot CBA. All of these appeals have been consolidated, and are pending in the U.S. District Court for the Southern District of New York.
The Pilot B Plan, a defined contribution plan, was terminated on November 30, 2012. More than 99% of Plan B assets have been distributed and, with the exception a small residual balance to cover final plan expenses, we expect the remaining funds to be distributed by end of fourth quarter 2013.
On July 6, 2012, the Company commenced an adversary proceeding in the Bankruptcy Court seeking a determination on the issue of vesting for former employees who retired before November 1, 2012 and were eligible for certain retiree medical coverage. The Court held a hearing on January 23, 2013 and has not ruled on this matter as of the date of this report. The Company has been negotiating with the Retiree Committee since July 2012, seeking a consensual agreement to terminate subsidized retiree medical coverage and life insurance coverage.
Merger Agreement
Description of Agreement and Plan of Merger
On February 13, 2013, AMR, US Airways Group and AMR Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AMR ("Merger Sub"), entered into an Agreement and Plan of Merger (as subsequently amended, the "Merger Agreement"), providing that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into US Airways Group, with US Airways Group surviving as a wholly owned subsidiary of AMR (the "Merger"). It is anticipated that immediately following the Merger closing, AMR will change its name to American Airlines Group Inc. ("AAG"). Following the Merger, AAG will own, directly or indirectly, all of the equity interests of American, US Airways Group and their direct and indirect subsidiaries. The Bankruptcy Court entered the Confirmation Order, confirming the Plan, which includes the Merger Agreement and the transactions contemplated thereby, including the Merger.
Subject to the terms and conditions of the Merger Agreement, which was approved by the boards of directors of the respective parties and the stockholders of US Airways Group, upon completion of the Merger, US Airways Group stockholders will receive one share of AAG Common Stock for each share of US Airways Group common stock. The aggregate number of shares of AAG Common Stock issuable to holders of US Airways Group equity instruments (including stockholders and holders of convertible notes, options, stock appreciation rights and restricted stock units) will represent 28% of the diluted equity of AAG after giving effect to the Plan. The remaining 72% diluted equity ownership of AAG will be distributable, pursuant to the Plan, to the Debtors' stakeholders, labor unions and certain employees. All of the equity interests in AAG will be issued initially solely pursuant to the Merger Agreement or the Plan. Pursuant to the Plan, holders of AMR equity interests are expected to receive a recovery on such interests in the form of a distribution of AAG Common Stock.
On August 13, 2013, the DOJ Action was commenced to enjoin the Merger. The Company and US Airways Group have indicated that they intend to defend the proposed Merger. The trial is scheduled to commence on November 25, 2013. The Merger Agreement contains certain termination rights, giving the parties the right to terminate the Merger Agreement by the earlier of (A) the later of (i) January 18, 2014 and (ii) the fifteenth (15) day after the United States District Court for the District of Columbia (the "District Court") enters an order in the trial in the DOJ Action in favor of American and US Airways, provided that such order is entered on or prior to January 17, 2014, and (B) five (5) days after the District Court enters a final, but appealable, order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger following the trial in the DOJ Action.
On October 21, 2013, the Bankruptcy Court entered the Confirmation Order. A condition precedent to the Plan becoming effective, however, is a satisfactory resolution of the DOJ Action and consummation of the Merger. The ultimate resolution of the DOJ Action is uncertain and accordingly whether or not the Merger and the effectiveness of the Plan will occur cannot be predicted at this time.
The Merger, in conjunction with the Plan, is intended to qualify, for federal income tax purposes, as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Description of Plan of Reorganization
The Plan implements the Merger, incorporates a compromise and settlement of certain intercreditor and intercompany claim issues, and contains the following provisions relating to the treatment of prepetition unsecured claims against the Debtors and equity interests in AMR:

•
all creditors holding general unsecured claims against American that are guaranteed by AMR and general unsecured claims against AMR that are guaranteed by American ("Double-Dip Unsecured Claims") will be treated the same under the Plan;

•
all creditors asserting Single-Dip Unsecured Claims will be treated the same regardless of whether the claim is asserted against the AMR Debtors, the American Debtors, or other Debtors. As used herein, “Single-Dip Unsecured Claims” means the general unsecured claims against the Debtors that are not guaranteed by any other Debtor, other than the claims of the Debtors’ labor unions and convenience claims (the Plan also provides for the distribution of shares of AAG Common Stock to certain of the Debtors non-union employees);

•
unless they elect treatment as holders of Single-Dip Unsecured Claims, holders of Double-Dip Unsecured Claims will receive their recovery in shares of AAG convertible preferred stock (the "AAG Convertible Preferred Stock") with a face amount equal to the allowed amount of their claims, including post-petition interest at the non-default rate;

•
holders of Single-Dip Unsecured Claims, and holders of Double-Dip Unsecured Claims that elect to receive such treatment, will receive a portion of their recovery in shares of AAG Convertible Preferred Stock and a portion in shares of AAG Common Stock;

•
up to one quarter of the shares of AAG Convertible Preferred Stock will be mandatorily convertible into shares of AAG Common Stock on each of the 30th, 60th, 90th, and 120th day after the Plan Effective Date. In addition, subject to certain limitations, holders of AAG Convertible Preferred Stock may elect to convert up to $250 million of the AAG Convertible Preferred Stock during each 30-day period following the Plan Effective Date. Upon the conversion of the remaining AAG Convertible Preferred Stock on the 120th day after the Plan Effective Date, all AAG Convertible Preferred Stock will have been converted to AAG Common Stock and no AAG Convertible Preferred Stock will then remain outstanding (the conversion price of the AAG Convertible Preferred Stock will vary on each conversion date, based on the volume weighted average price of the shares of AAG Common Stock on the five trading days immediately preceding each conversion date, at a 3.5% discount, subject to a cap and a floor price);

•
holders of existing equity securities in AMR will receive an initial distribution of shares of AAG Common Stock representing 3.5% of the total number of shares of AAG Common Stock (on an as-converted basis) in addition to the potential to receive additional shares of AAG Common Stock on each conversion date if the conversion formula provides holders of unsecured claims with shares having a value equal to the allowed amount of their claims;

•
the satisfaction of certain labor-related claims and the distribution to certain non-management, non-union employees through the allocation of shares of AAG Common Stock representing 23.6% of the total number of shares of AAG Common Stock ultimately distributed to holders of prepetition general unsecured creditors against the Debtors; and

•	the satisfaction in full of all secured, priority, and administrative claims against the Debtors in accordance with the requirements of the Bankruptcy Code.
The distributions made to each of the foregoing stakeholders of the Debtors will be adjusted to take into account any reserves made for disputed claims under the Plan. In addition, as a result of the conversion mechanics of the AAG Convertible Preferred Stock, not all shares of AAG Common Stock to be distributed to the foregoing stakeholders can be distributed on the effective date of the Plan. However, the number of shares of AAG Common Stock issued on the effective date of the Plan on account of the labor claims and the existing equity interests in AMR is intended to be the maximum amount possible consistent with their unconditional entitlement to a fixed number of shares under the distribution scheme contemplated by the Plan.

AMR CORPORATION, ET AL.                                 Schedule 1
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
SEPTEMBER 30, 2013
(Unaudited) (In millions)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Assets
Current Assets
Cash	$713	$4	$—	$717
Short-term investments	6,044	2	—	6,046
Restricted cash and short-term investments	935	—	—	935
Receivables, net	1,337	17	(14)	1,340
Inventories, net	681	—	—	681
Fuel derivative contracts	58	—	—	58
Other current assets	463	1	—	464
Total current assets	10,231	24	(14)	10,241

Equipment and Property
Flight equipment, net	10,445	—	—	10,445
Other equipment and property, net	2,070	1	—	2,071
Purchase deposits for flight equipment	709	—	—	709
	13,224	1	—	13,225

Equipment and Property Under Capital Leases
Flight equipment, net	191	—	—	191
Other equipment and property, net	56	—	—	56
	247	—	—	247

International slots and route authorities	710	—	—	710
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	143	—	—	143
Other assets	2,490	106	(382)	2,214
	$27,045	$131	$(396)	$26,780

AMR CORPORATION, ET AL.                             Schedule 1 (Continued)
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
SEPTEMBER 30, 2013
(Unaudited ) (In millions)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Liabilities and Stockholders' Equity (Deficit)
Current Liability
Accounts payable	$1,466	$(144)	$(15)	$1,307
Accrued liabilities	2,139	—	—	2,139
Air traffic liability	5,293	—	—	5,293
Current maturities of long-term debt	1,335	—	—	1,335
Current obligations under capital leases	24	—	—	24
Total current liabilities	10,257	(144)	(15)	10,098

Long-term debt, less current maturities	8,969	—	(106)	8,863
Obligations under capital leases, less current obligations	345	—	—	345
Pensions and postretirement benefits	6,641	—	—	6,641
Other liabilities, deferred gains and deferred credits	1,866	—	—	1,866
	17,821	—	(106)	17,715

Liabilities Subject to Compromise	6,889	—	—	6,889

Stockholders' Equity (Deficit)
Preferred stock	—	—	—	—
Common stock	342	1	(1)	342
Additional paid-in-capital	4,488	259	(259)	4,488
Treasury stock	(367)	—	—	(367)
Accumulated other comprehensive income (loss)	(3,090)	—	—	(3,090)
Accumulated Deficit	(9,295)	15	(15)	(9,295)
	$27,045	$131	$(396)	$26,780

AMR CORPORATION, ET AL.                         Schedule 2
DEBTORS AND DEBTORS IN POSSESSION
CONSOLIDATING STATEMENT OF OPERATIONS
MONTH ENDED SEPTEMBER 30, 2013
(Unaudited)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Revenues

Passenger - American Airlines	$1,512	$—	$—	$1,512
- Regional Affiliates	234	—	—	234
Cargo	54	—	—	54
Other revenues	204	1	(1)	204
Total operating revenues	2,004	1	(1)	2,004

Expenses
Aircraft fuel	708	—	—	708
Wages, salaries and benefits	477	—	—	477
Other rentals and landing fees	105	—	—	105
Maintenance, materials and repairs	120	—	—	120
Depreciation and amortization	78	—	—	78
Commissions, booking fees and credit card expense	81	—	—	81
Aircraft rentals	60	—	—	60
Food service	47	—	—	47
Special charges and merger related	9	—	—	9
Other operating expenses	257	1	(1)	257
Total operating expenses	1,942	1	(1)	1,942

Operating Income (Loss)	62	—	—	62

Other Income (Expense)
Interest income	2	—	—	2
Interest expense	(60)	—	—	(60)
Interest capitalized	3	—	—	3
Miscellaneous - net	(29)	—	—	(29)
	(84)	—	—	(84)

Income (Loss) Before Reorganization Items	(22)	—	—	(22)

Reorganization Items, Net	(53)	—	—	(53)

Income (Loss) Before Income Taxes	(75)	—	—	(75)
Income tax (benefit)	—	—	—	—
Net Income (Loss)	$(75)	$—	$—	$(75)

AMR CORPORATION, ET AL.                         Schedule 3
DEBTORS AND DEBTORS IN POSSESSION
TOTAL DISBURSEMENTS BY FILED LEGAL ENTITY
MONTH ENDED SEPTEMBER 30, 2013
(Unaudited) (In thousands)

Legal Entity	Case Number	Disbursements

American Airlines Realty (NYC) Holdings, Inc.	11-15462	$27

AMR Corporation	11-15463	139

American Airlines, Inc.	11-15464	3,770,410

AMR Eagle Holding Corporation	11-15465	—

Americas Ground Services, Inc.	11-15466	267

PMA Investment Subsidiary, Inc.	11-15467	—

SC Investment, Inc.	11-15468	—

American Eagle Airlines, Inc.	11-15469	92,551

Executive Airlines, Inc.	11-15470	3,835

Executive Ground Services, Inc.	11-15471	—

Eagle Aviation Services, Inc.	11-15472	1,494

Admirals Club, Inc.	11-15473	—

Business Express Airlines, Inc.	11-15474	—

Reno Air, Inc.	11-15475	—

AA Real Estate Holding GP LLC	11-15476	—

AA Real Estate Holding L.P.	11-15477	—

American Airlines Marketing Services LLC	11-15478	17

American Airlines Vacations LLC	11-15479	49

American Aviation Supply LLC	11-15480	3,960

American Airlines IP Licensing Holding, LLC	11-15481	—

		$3,872,749

AMR CORPORATION, ET AL.                             Schedule 4
DEBTORS AND DEBTORS IN POSSESSION
SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD
MONTH ENDED SEPTEMBER 30, 2013
(Unaudited) (In millions)

Payroll Taxes
Gross wages and salaries paid or incurred(3)	$363.8
Payroll taxes withheld employee	72.6
Payroll taxes withheld employer	22.8
Total payroll taxes withheld	95.4
Amount of payroll tax remitted to tax authorities	94.2
Date(s) remitted to tax authorities	Various

Sales & Use Taxes
Sales & use tax collected and incurred	6.3
Amount of sales & use tax remitted to tax authorities(1)	5.4
Date(s) remitted to tax authorities	Various

Federal Transportation Tax
Federal transportation tax collected	125.2
Amount of federal transportation tax remitted to Internal Revenue Service(1)	167.2
Date(s) remitted to tax authorities	9/10 & 9/25

Passenger Facility Charges
Passenger facility charges collected	29.5
Amount of passenger facility charges remitted to airport authorities(1)	29.0
Date(s) remitted to airport authorities	9/30

U.S. Security Fees
U.S. Security Fees collected	20.1
Amount of U.S. Security Fees remitted to Transportation Security Administration(1)	19.8
Date(s) remitted to Transportation Security Administration	9/30

Customs User Fees
Customs user fees collected	5.7
Amount of customs user fees remitted to Customs and Border Protection Agency(2)	—
Date(s) remitted to Customs and Border Protection Agency	n/a

Immigration User Fees
Immigration user fees collected	7.2
Amount of immigration user fees remitted to Customs and Border Protection Agency(2)	14.3
Date(s) remitted to Customs and Border Protection Agency	9/18

Animal and Plant Health Inspection Service (APHIS) Fees
APHIS user fees collected	5.3
Amount of user fees remitted to U.S. Department of Agriculture(2)	—
Date(s) remitted to U.S. Department of Agriculture	n/a

Property taxes paid	0.1
(1) Tax is remitted one month in arrears of collection month. Amounts noted reflect actual collections and remittances during the month ended September 30, 2013.
(2) Tax is remitted quarterly. Amounts noted reflect actual collections and remittances during the month ended September 30, 2013.
(3) Payroll tax remittance does not equal taxes withheld because of tax entity payment timing requirements.

AMR CORPORATION, ET AL.                             Schedule 5
DEBTORS AND DEBTORS IN POSSESSION
TOTAL DISBURSEMENTS TO RETAINED PROFESSIONALS
MONTH ENDED SEPTEMBER 30, 2013
(Unaudited) (In thousands)

Retained Professionals	Disbursements(1)

Debtors' Advisors and Notice and Claims Agent:
Airport & Aviation Professionals Inc.	$19
Bernstein Shur Sawyer & Nelson	95
Brinks Hofer Gilson & Lione	78
Covington & Burling LLP	13
Deloitte Financial	3,786
Ernst & Young LLP	184
Ford & Harrison	25
Grant Thornton LLP	72
Groom Law Group	116
Haynes and Boone LLP	78
Houlihan Lokey Capital Inc.	152
Jenner & Block LLP	11
Jones Day	170
K&L Gates LLP	83
Kelly Hart & Hallman LLP	429
KPMG LLP	308
Linklater LLP	335
McKinsey Recovery & Transformation	8
Milbank Tweed Hadley & McCloy	372
Morgan Lewis & Bockius	127
Paul Hastings LLP	497
Rothschild Inc.	8,189
Sheppard Mullin Richter & Hampton LLP	77
The Garden City Group Inc.	2,081
Weil Gotshal & Manges LLP	1,266
Winstead Sechrest & Minick PC	118
Zolfo Cooper LLC	3
$18,692
Advisors to Unsecured Creditors' Committee:
Epiq Bankruptcy Solutions LLC	$28
Hay Group	1
Heidrick & Struggles Inc.	20
Mesirow Financial Consulting LLC	293
Moelis & Company Holding LP	4,141
Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates	573
Togut Segal & Segal LLP	187
$5,243
Total Disbursements to Retained Professionals	$23,935

(1)
The Debtors have retained certain legal and financial professionals to advise them in the Chapter 11 Cases. The Creditors' Committee also retained certain legal and financial professionals in connection with the Chapter 11 Cases. For the month of September 2013, estimated based on the Debtors' books and records, the Debtors accrued $11 million of professional fees relating to such professionals, as indicated in Note 2 to the Condensed Consolidated Financial Statements. Any payments to such professionals will be made in accordance with applicable orders of the Bankruptcy Court.